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Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Able Energy Inc. (the "Company"), on Form 10-K for the year ended June 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Christopher P. Westad, Acting Chief Executive Officer of the Company and Steven M. Vella, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Christopher P. Westad
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Christopher P. Westad
Acting Chief Executive Officer
September 28, 2005


/s/ Steven M. Vella
---------------------------------------
Steven M. Vella
Chief Financial Officer
September 28, 2005

A signed original of this written statement required by Section 906 has been provided to Able Energy Inc. and will be retained by Able Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.